TAYCO DEVELOPMENTS, INC.

100 Taylor Drive

North Tonawanda, New York 14120

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF TAYCO DEVELOPMENTS, INC.

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. ("Company") will be held at the University Inn & Conference Center, 2401 North Forest Road, Amherst, New York, on October 22, 1999, at 2:00 P.M. for the following purposes:

1. To elect five directors of the Company each to serve for the ensuing year until the next annual meeting and the election and qualification of his or her successor.

2. To consider and transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

FURTHER NOTICE IS HEREBY GIVEN that the stock transfer books of the Company will not be closed, but only shareholders of record at the close of business on September 22, 1999, will be entitled to notice of the meeting and to vote at the meeting.

SHAREHOLDERS WHO WILL BE UNABLE TO BE PRESENT PERSONALLY MAY ATTEND THE MEETING BY PROXY. SUCH SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

BY ORDER OF THE BOARD OF DIRECTORS

/s/Joseph P. Gastel, Secretary

Joseph P. Gastel, Secretary

DATED: September 27, 1999

North Tonawanda, New York

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF SHAREHOLDERS

OF

TAYCO DEVELOPMENTS, INC.

100 TAYLOR DRIVE

NORTH TONAWANDA, NEW YORK 14120

----------------------------------

TO BE HELD AT THE UNIVERSITY INN & CONFERENCE CENTER,

2401 NORTH FOREST ROAD

AMHERST, NEW YORK on

October 22, 1999

This Proxy Statement is furnished to shareholders by the Board of Directors of Tayco Developments, Inc. (the "Company") in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders to be held on October 22, 1999, at 2:00 P.M., and at any adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. It is proposed first to give or mail this Proxy Statement and the accompanying form of proxy to shareholders on or about September 22,1999.

If the enclosed form of proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained therein. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to its use by written notice to the Secretary of the Company.

The Board of Directors has fixed the close of business on September 22, 1999 as the record date for determining the holders of common stock entitled to notice of and to vote at the meeting. On September 22, 1999, the Company had outstanding and entitled to vote a total of 990,213 shares of common stock. Each outstanding share of common stock is entitled to one vote on all matters to be brought before the meeting.

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of September 22, 1999 as to persons known by the Company to be beneficial owners, directly or indirectly, of more than five percent of the Company's common stock, as well as shares owned by the named executive officer, each director and all directors and executive officers as a group. The statements as to securities beneficially owned are, in each instance, based upon information provided by the persons concerned, or by the Company as transfer agent.

Name and Address Direct/Indirect Percent of

of Beneficial Owner Ownership (4) Ownership (4)(5)

Taylor Devices, Inc. 228,317 (1) 23%

90 Taylor Drive

North Tonawanda, NY 14120

Bruce Paul 136,180 13.7%

1 Hampton Road

Purchase, NY 10577

Douglas P. Taylor 81,994 (2)(3) 8.2%

100 Taylor Drive

North Tonawanda, NY 14120

Joseph P. Gastel - 0 - - 0 -

295 Main Street, Suite 722

Buffalo, NY 14203

David A. Lee 10,000 1%

2530 Wilshire Blvd. 3rd Floor

Santa Monica, CA 90403

Paul L. Tuttobene, Jr. 1,000 *

161 South Main St. Suite 1

Fairport, NY 14450

Janice M. Nicely 62 *

100 Taylor Drive

North Tonawanda, NY 14120

All Directors and officers as a group 93,056 9.3%

* less than 1%

1. The shares owned by Taylor Devices, Inc. ("Devices") were purchased in January 1992 in a private sale at the shares' fair market value, and in consideration of Devices' partially discharging certain of the Company's obligations as a guarantor of the indebtedness of its former affiliate Tayco Technology, Inc. ("Tayco Technology"). See "Transactions with Management and Others".

2. Douglas P. Taylor is a shareholder in, a director, the President and CEO of, Devices. The Taylor family owns or controls 173,317 shares in the Company, or approximately 17.5% of its common stock, including shares held by Mr. Taylor. Also included in this number are the shares held by Mr. Taylor's sister, Joyce Taylor Hill, who owns 8,511 shares in her name, and holds 34,674 shares as custodian for minor children. Richard G. Hill, her husband and the brother-in-law of Mr. Taylor beneficially owns 4,800 shares. Mr. Hill is also a shareholder, director, and Vice President of Devices. Mr. Taylor's father, Paul H. Taylor, and his mother, Isabel B. Taylor, own 28,309 and 8,928 shares, beneficially or of record, respectively. Peter Cassel and his wife, Elaine Taylor Cassel, Mr. Taylor's sister, own 6,020 shares. Including shares beneficially owned by Messrs. Taylor and Hill in Devices, the Taylor family owns or controls 83,278 shares or 3% of the common stock of Devices.

3. Includes 43,942 shares held beneficially and of record by Sandra Taylor, wife of Mr. Douglas P. Taylor, as custodian for their minor children, and as to which Mr. Taylor disclaims any beneficial ownership.

4. In addition to information on the above table, on August 12, 1998, a Schedule 13D was filed with respect to the Company's stock that includes the following persons as a group: Aries Hill Corp, 16,400 shares (1.656%); Brent Baird, 9,500 shares (.959%); Bridget B. Baird, as Successor Trustee, 5,000 shares (.505%); the Cameron Baird Foundation, 3,800 shares (.384%) and Jane D. Baird, 15,000 shares (1.515%) total of filing persons 49,700 shares (5.019%). According to a Schedule 13D Amendment dated August 10, 1998, these entities in the aggregate also own 543,900 shares (19.5%) of the Common Stock of Devices. The persons filing such Schedule 13D, rather than the Company or Devices, are responsible for the accuracy and completeness of such information.

5. Information presented in this table has been supplied by the respective shareholders or by the Company, as transfer agent.

ELECTION OF DIRECTORS

Five directors of the Company are to be elected to hold office until the election and qualification of their successors at the next Annual Meeting of Shareholders. Unless the proxy directs otherwise, the persons named in the enclosed proxy will vote for the election of the five nominees named below. In the event that any of the nominees are unable to serve as a director, or for good reason will not serve, the proxy will be voted in accordance with the best judgment of the person or persons acting under it. The Company does not anticipate that any of the nominees will be unable to serve.

Nominees, Douglas P. Taylor, David A. Lee, Joseph P. Gastel, Paul L. Tuttobene and Janice M. Nicely have held their positions since the last Annual Meeting of Shareholders held on November 6, 1998.

NOMINEES AND DIRECTORS

The nominees for director, their ages, principal occupations, positions and offices with the Company and the date each was first elected a director of the Company are as set forth below.

DOUGLAS P. TAYLOR, (51), is President and Chief Executive Officer of the Company since April 1991 and has been an executive officer since 1979 and a Director since 1972. Since 1976, and 1977, he has served as Director of Devices and another affiliate, Tayco Realty Corporation ("Tayco Realty"), respectively. Mr. Taylor is inventor/co-inventor on numerous U.S. Patents assigned to the Company, and is widely published within the fluid power, aerospace/defense, and structural engineering communities.

DAVID A. LEE, (68), has served as Vice President and a Director of the Company since 1991. Dr. Lee has also served as a consultant to Devices since 1974. He has a Ph.D. and M.E. degree in mechanical engineering from the University of Southern California at Los Angeles, and a B.S. degree in mechanical engineering from the California Institute of Technology. Dr. Lee is the co-inventor on five U.S. patents assigned to the Company.

JOSEPH P. GASTEL, (74), is a patent attorney, and has served as a Director and Secretary of the Company and Devices since 1984.

PAUL L. TUTTOBENE, JR., (36), President of PLT Associates, a firm which has served as a manufacturer's representative and consultant to Devices since 1989, has served as a Director of the Company since November 1991. Mr. Tuttobene has a B.S. degree in marketing from St. John Fisher College.

JANICE M. NICELY, (59), serves the Company and Devices as Shareholder Relations Manager and has been with the Company since 1980. Ms. Nicely has been a Director since November, 1992.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

In fiscal 1999, the Board of Directors met two (2) times, with all directors present. The Company has no nominating, audit or other standing committee of the Board.

In fiscal 1999, each member of the Board of Directors received a fee of $1,000 for per meeting for one meeting attended and $1,250 for one meeting at an increased rate. The Secretary of the meeting, Mr. Gastel received a fee of $2,250 per meeting, in addition to his fees as a director, for preparing the minutes of each meeting.

For each Director's ownership of the Company's common stock, see "Certain Beneficial Owners and Management."

EXECUTIVE COMPENSATION

The Company's officers receive no salary. Douglas P. Taylor however receives royalties earned on his inventions. The Compensation Table follows:

SUMMARY COMPENSATION TABLE

ANNUAL

COMPENSATION All Other

Compensation

Position Year Salary (1) Total (2)

Douglas P. Taylor, 1999 $0 $ 30,000

Chairman, President and 1998 $0 $ 24,000

Chief Executive Officer 1997 $0 $ 18,000

(1) The Company's officers receive no salary.

(2) The following is a summary of All Other Compensation paid or accrued:

Directors'

Fees Royalties(A) Total

______________________________________

Fiscal Year Ended 6/30/99 $ 2,250 $30,000 $32,250

Fiscal Year Ended 6/30/98 $ 4,000 $20,000 $24,000

Fiscal Year Ended 6/30/97 $ 3,000 $15,000 $18,000

(A) Under the License Agreement (see below), the Chief Executive Officer receives a monthly royalty payment of $2,500.00 ($30,000 per year).

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Pursuant to a settlement of litigation between the Company and Devices commenced by Paul H. Taylor, whereby the arrangement resulted in the dismissal of all claims between the parties, the settlement included an annual payment of principal and interest in the amount of $35,000 paid by the Company over a six year period that commenced January 1, 1994. As a term of settlement, Paul H. Taylor agreed to neither manufacture, sell or distribute the Company's products, nor interfere with the management of the Company, Devices or any affiliate by way of soliciting proxies, nominating opposing directors or, in general, attempt to regain control of the companies.

The Company, Devices, and Tayco Realty share common management and a close business relationship. Particularly as it relates to the Company and Devices, as separate corporations responsible to their own shareholders, corporate interests may from time to time diverge regarding development and licensing of future inventions and patents. In that case, the Company would be permitted to license future patents and inventions to licensees other than Devices, which may render Devices' present License Agreement only minimally beneficial.

Under a License Agreement dated November 1, 1959 ("Agreement"), the Company granted Devices preferential rights to market, in United States and Canada, all existing and future inventions and patents owned by the Company. The term of the Agreement is the life of the last-to-expire patent, which is August 10, 2017, on which Devices pays a 5% royalty to the Company on the patent related sales items sold and shipped. During fiscal 1999, Devices incurred royalties to the Company of $181,810. Payments are quarterly without interest and payments are current. No other allocation of expenses is made from the Company to Devices.

The Agreement also provides for the Company to pay Devices 10% of gross royalties received from third parties who are permitted to make, use and sell machinery and equipment under patents not subject to the Agreement, and apparatus and equipment subject to the Agreement but modified by Devices, with rights to such modification having been assigned to the Company. No royalties were received in 1999. Royalties, if any, are paid quarterly. Under the Agreement, royalties are also paid to Douglas P. Taylor. See "Executive Compensation". The Company holds approximately 33 patents expiring at different times until 2017.

INDEPENDENT AUDITORS

In April, 1998, upon the recommendation of the Audit Committee, the Board of Directors changed the Company's certified public accountants from J.D. Elliott & Co. to Lumsden & McCormick, LLP for reasons of economy. There were no disagreements with the previous auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope, or any reportable event.

A representative of Lumsden & McCormick, LLP, the Company's auditors for fiscal 1999, and the accounting firm recommended by the Audit committee to serve as the Company's certified public accountants for fiscal 2000, will attend the Annual Meeting of Shareholders. A representative will be available to respond to questions raised orally, and will be given an opportunity to make a statement, if desired.

FINANCIAL STATEMENTS

The financial statements contained in the 1999 Annual Report, are being mailed to shareholders of record together with this Proxy Statement, Notice of Annual Meeting and form of proxy.

OTHER MATTERS

Voting

Under the New York Business Corporation Law ("BCL") and the Company's By-laws, the presence, in person or by proxy, of a majority of the outstanding common shares is necessary to constitute a quorum of the shareholders to take action at the Annual Meeting. The shares which are present, or represented by a proxy, will be counted for quorum purposes regardless of whether or not a broker with discretionary authority fails to exercise discretionary voting authority with respect to any particular matter.

Once a quorum is established, under the BCL and the Company's By-laws, the directors standing for election must be elected by a plurality of the votes cast. Other actions to be taken must be approved by a majority of the votes cast. For voting purposes, all votes cast "for", "against", "abstain" or "withhold authority" will be counted in accordance with such instruction as to each item.

The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement and accompanying material, will be borne by the Company. The Company has retained the services of Regan & Associates, Inc. to assist in the solicitation of proxies under a contract providing for payment of $2,500, plus reimbursement of reasonable out-of-pocket expenses. In addition to solicitations by mail, Regan & Associates, Inc. and regular employees of the Company may solicit proxies in person, by mail, or by telephone, but no employee of the Company will receive any compensation for solicitation activities in addition to their regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

The Board of Directors know of no other matters to be voted upon at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote on such matters in accordance with their judgment.

ANNUAL REPORT

In addition to the 1999 Annual Report, copies of the Company's 1999 Annual Report to Shareholders, together with copies of this Notice of Meeting, Proxy Statement, and form of proxy, are being mailed to shareholders of record. Additional copies of the Company's Annual Report on Form-10KSB may be obtained from JOSEPH P. GASTEL, SECRETARY, TAYCO DEVELOPMENTS, INC., 100 TAYLOR DRIVE, P.O. BOX 748, NORTH TONAWANDA, NEW YORK 14120.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Joseph P. Gastel

Joseph P. Gastel, Secretary

Dated: September 27, 1999

North Tonawanda, New York

TAYCO DEVELOPMENTS, INC.

PROXY SOLICITED ON BEHALF OF THE

BOARD OF DIRECTORS

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD OCTOBER 22, 1999, AT 2:00 P.M.

UNIVERSITY INN & CONFERENCE CENTER,

2401 NORTH FOREST ROAD, AMHERST, NEW YORK

The undersigned hereby appoints Douglas P. Taylor and Joseph P. Gastel, and each of them, with full power of substitution as proxies for the undersigned to attend the Annual Meeting of Shareholders of TAYCO DEVELOPMENTS, INC. to be held at the, University Inn & Conference Center, 2401 North Forest Road, Amherst, New York at 2:00 P.M. on October 22, 1999, and at any adjournment thereof, to vote and act with respect to all common shares of the Company which the undersigned would be entitled to vote with all the power the undersigned would possess if present in person, as follows:

The Board of Directors recommends that you vote FOR:

1. ELECTION OF DIRECTORS.

Withhold Withhold DIRECTORS

authority authority

FOR all for all as Douglas P. Taylor

nominees nominees indicated David A. Lee

Joseph P. Gastel

Paul L. Tuttobene

Janice M. Nicely

[ ] [ ] [ ]

(Withhold authority for nominees whose name(s)are written above)

2. In their discretion, the proxies are authorized to vote on any other business that may properly come their way.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the nominees described in Item 1 above, and in the discretion of the proxies, on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement is hereby acknowledged.

[ ] Please check () this box if you plan to attend the Annual Meeting.

Dated _________________, 1999

______________________________

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. PLEASE SIGN, DATE AND RETURN THIS CARD BY USING THE ENCLOSED ENVELOPE.